Exhibit 99.1

                                 Redemption of
                     Corporate Backed Trust Certificates,
           CIT Capital Trust I Securities-Backed Series 2003-9 Trust
          Class A-1 Certificates (NYSE Listing JZZ CUSIP: 21988G247*)

NEWS RELEASE - IMMEDIATE - April 4, 2007:

      On April 10, 2007, the Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9 Trust Class A-1 Certificates (the "Class A-1 Certificates") issued by Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9 Trust (the "2003-9 Trust") will be redeemed. This redemption is a result of a call on the sole asset of the 2003-9 Trust, $25,000,000 CIT Capital Trust I 7.70% Preferred Capital Securities due February 15, 2027 CUSIP 125563AC0* (the "Underlying Securities"). As a result of this redemption, certificateholders will be entitled to receive $25.25781250 per Class A-1 Certificate, representing both principal and accrued interest on the Class A-1 Certificates in connection with the call of the Underlying Securities.

      This press release is being issued by U.S. Bank Trust National Association as trustee on behalf of the 2003-9 Trust. For more information about these redemptions, please contact David Kolibachuk of U.S. Bank Trust National Association at 212-361-2459.






*U.S. Bank shall not be held responsible for the selection or the use of the CUSIP number, nor is any representation made as to its correctness indicated in this notice. It is included solely for the convenience of the holders of the Class A-1 Certificates.